NewtekOne, Inc. Reports 4Q25 and Year-to-Date 2025 Basic and Diluted EPS of $0.65 and $0.65 and $2.21 and $2.18 Midpoint of 2026 Guidance Range is $2.35/Share Boca Raton, Fla., January 29, 2026 - NewtekOne, Inc. (the "Company") (Nasdaq: NEWT) reports its financial and operating results for the three and twelve month periods ended December 31, 2025. Financial Highlights for the three and twelve months ended December 31, 2025: • For the three months ended December 31, 2025 ("4Q25"), basic and diluted earnings per share ("EPS") were $0.65 and $0.65, respectively, vs. $0.70 and $0.69, respectively, for the three months ended December 31, 2024 ("4Q24"). • For the twelve months ended December 31, 2025, basic and diluted EPS were $2.21 and $2.18, respectively, vs. $1.97 and $1.96, respectively, for the twelve months ended December 31, 2024. • Book value per common share ended 2025 at $12.19, up Y/Y and Q/Q by 15.9% and 4.0%, respectively. • Tangible book value per common share1 ended 2025 at $11.68, up Y/Y and Q/Q by 24.4% and 4.1%, respectively. • Total revenue, defined as the sum of net interest income and noninterest income, was $284.8 million for 2025, up 10.6% over $257.6 million for 2024. • Net income before taxes for 2025 was approximately $80.0 million, up 16.4% from $68.7 million for 2024. • Pre-provision net revenue ("PPNR")1,2 for 2025 was approximately $118.7 million, an increase of 25.1% from $94.9 million for 2024. • The efficiency ratio1 was 55.2% for 4Q25 compared to 55.9% for 4Q24; the efficiency ratio was 58.3% for 2025, an improvement from 63.2% for 2024. • Return on average assets (“ROAA”)1 was 3.20% for 4Q25 and 2.78% for 2025. • Return on average equity ("ROAE")1 was 18.7% for 4Q25 and 16.6% for 2025. • Return on average tangible common equity (“ROTCE”)1 was 22.3% for 4Q25 and 19.0% for 2025. • Pre-provision return on average assets ("PPROA")1 was 5.39% for 4Q25 and 5.45% for 2025. Exhibit 99.1 1 1 Non-GAAP financial measure; see "Reconciliation of GAAP to Non-GAAP Financial Measures" below for a reconciliation and additional information on non-GAAP measures.. 2 PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

Selected Balance Sheet and Other Highlights for 4Q25 and 2025 • Originated $113 million and $363 million of Alternative Loan Program (“ALP”) loans in 4Q25 and 2025, respectively, compared to $91 million and $270 million for 4Q24 and 2024. • Originated $162 million and $768 million of SBA 7(a) loans in 4Q25 and 2025, respectively, compared to 4Q24 and 2024 originations of $262 million and $943 million. In addition, the Company sold $79 million of guaranteed portions of SBA 7(a) loans in 4Q25. • Originated $52 million and $123 million of SBA 504 loans in 4Q25 and 2025, respectively. In addition, the Company sold $8 million of SBA 504 loans in 4Q25 and $65 million in 2025. • Originated $25 million and $17 million of CRE and C&I loans HFI in 4Q25 and $104 million and $65 million in 2025. • Commercial deposits at Newtek Bank increased $34.0 million, or 9% Q/Q, and $164.0 million. or 70% Y/Y, while core consumer deposits grew $167.0 million, or 19% Q/Q, and $293.0 million, or 40%. • Newtek Bank opened more than 9,000 deposit accounts in 4Q25, surpassing its previous quarterly record for deposit account openings (set in 4Q24) by roughly 50%. • Since the acquisition of Newtek Bank in early 2023, roughly 50% of Newtek Bank's business lending clients have opened a business deposit account. In addition, since February 2024 when we initiated offering of life insurance to Newtek Bank business lending clients, 25% of those clients have purchased life insurance policies through Newtek Insurance Agency. • Insured deposits comprised 74% of deposits. • In 4Q25, repurchased 126,595 common shares at a weighted average cost of $10.43/share. Post 4Q25 Highlights • On January 1, 2026, the Company paid a dividend on the Company’s outstanding Series B Preferred in the amount of $21.25 per Preferred Share, or $0.53125 per depositary share, which is equivalent to 1/40th of the dividend on the Preferred Shares. • On January 2, 2026, the Company paid a quarterly cash dividend of $0.19 per share on its outstanding common shares. • In connection with its Investor Day on January 8th, the Company established an EPS guidance range for 2026 of $2.15-$2.55. • On January 21, 2026, the Company closed a $295 million securitization backed by $342 million of ALP loans. The securitization, NALP Business Loan Trust 2026-1 (“2026-1”), represents the Company’s fourth asset-backed securitization secured by ALP loans and is the Company’s 17th and largest rated securitization. All of the Company’s prior securitizations have maintained their initial investment-grade ratings or been upgraded and have never been on credit watch. The securitization was roughly ten times oversubscribed with 32 institutions purchasing notes of the securitization. Commenting on the results, Barry Sloane, CEO, President, and Chairman said, "We are pleased to report basic and diluted EPS of $2.21 and $2.18 for 2025, which compare favorably to basic and diluted EPS of $1.97 and $1.96 for 2024. Our operating model, designed to produce healthy balance sheet growth and profitability and to capture operating leverage, is working as planned. Growth in loans, deposits, and assets for 2025 approximated 53%, 46%, and 33%, respectively. We generated a 2025 return on average assets of 2.78%, which we believe to be among the top 2% of comparably-sized bank holding companies, and a 2025 return on average common tangible equity of 19.0%. Total revenue of $285 million in 2025 was up 10.6% over 2024, while operating expenses increased just 2.1%, leading to an improvement in the operating efficiency ratio from 63.2% for 2024 to 58.3% for 2025. On top of those favorable fundamental trends, we ended the year with a robust capital position after successful common and preferred equity offerings in 2025 and with stabilizing credit quality metrics at Newtek Bank and the Company." Mr. Sloane continued, "We have entered 2026 with tremendous momentum. Last week, we closed a $295 million ALP securitization that was our fourth securitization backed by ALP loans, our 17th overall, and largest yet. Investor receptivity for the $295 million of rated notes issued in the transaction was incredibly strong. The securitization was ten times oversubscribed and distributed across 32 buyers, including ten first-time buyers of our securitization notes. The ALP loan program is a good example of NewtekOne making good on its mission to provide business and financial solutions to independent business owner clients and to help our clients be more successful. We are deliberately establishing the NewtekOne® brand to reflect our value-creating, patient approach that gives our clients longer-term, reasonably-priced consistent funding, a more effective and cost-efficient way to send and receive money, and readily accessible data and analytics." Exhibit 99.1 2

Mr. Sloane added, "In January, we celebrated our three-year anniversary of converting to a technology-enabled financial holding company, which improved our ability to deliver our value proposition to our independent business owner clients while allowing us to diversify our funding sources, reduce our funding costs, and generate value for our investors. NewtekOne is more than just an SBA lender;Newtek Bank intends to continue diversifying its loan portfolio in 2026 and beyond. With our technology-enabled platform, we believe that NewtekOne looks different than the vast majority of our competitors. We believe we have created meaningful franchise value in transforming a single-branch sixty year old bank in Flushing, New York, with an antiquated operating model into a branchless, bankerless digital bank. We believe that NewtekOne has demonstrated, in a relatively short period of time, the ability to raise deposits and make loans digitally and to provide value-added payroll, insurance, and real-time payment solutions to its clients. We have spent the past two-plus decades developing our strategy and product offerings and believe financial institutions should be providing the helpful and necessary technologies like we offer to the independent business owner universe in the United States." Fourth Quarter 2025 Conference Call and Webcast A conference call to discuss the fourth quarter and full year 2025 financial and operating results will be hosted by Barry Sloane, Chief Executive Officer, President and Chairman, and Frank M. DeMaria, Chief Financial Officer, today, Thursday, January 29, 2026, at 4:30 p.m. ET. Please note, to attend the conference call or webcast, participants should register online at NewtekOne, Inc. Fourth Quarter 2025 Financial Results Conference Call. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at NewtekOne, Inc. Fourth Quarter 2025 Financial Results Conference Call. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of one year. Note Regarding Dividend Payments Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com). Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. Information regarding the Company’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio and balance sheet data consists of preliminary estimates and are subject to change with our filings with regulatory agencies and Exhibit 99.1 1 the filing of the Company's Form 10-K for the year ended December 31, 2025. These statements and other forward-looking statements herein are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com Exhibit 99.1 2

(unaudited) ASSETS Cash and due from banks $ 4,614 $ 6,941 Restricted cash (amounts related to VIEs of $6.3 million and $6.3 million, respectively) 26,059 28,226 Interest bearing deposits in banks 279,618 346,207 Total cash and cash equivalents 310,291 381,374 Debt securities available-for-sale, at fair value 16,829 23,916 Loans held for sale, at fair value 971,837 372,286 Loans held for sale, at LCM 26,532 58,803 Loans held for investment, at fair value (amounts related to VIEs of $213.8 million and $257.2 million, respectively) 281,198 369,746 Loans held for investment, at amortized cost, net of deferred fees and costs 896,689 621,651 Allowance for credit losses (45,226) (30,233) Loans held for investment, at amortized cost, net 851,463 591,418 Federal Home Loan Bank and Federal Reserve Bank stock 4,234 3,585 Settlement receivable 438 52,465 Residuals in securitizations, at fair value 76,701 — Joint ventures and other non-control investments, at fair value (cost of $36,692 and $44,039), respectively 47,719 57,678 Goodwill and intangibles 14,597 14,752 Right of use assets 2,790 5,688 Servicing assets, at fair value 15,358 22,062 Servicing assets, at LCM 29,564 24,195 Other assets 95,268 60,636 Assets held for sale — 21,308 Total assets $ 2,744,819 $ 2,059,912 LIABILITIES AND SHAREHOLDERS’ EQUITY Liabilities: Deposits: Noninterest-bearing $ 53,873 $ 11,142 Interest-bearing 1,364,535 961,910 Total deposits 1,418,408 973,052 Borrowings (including borrowings of VIEs of $140.6 million and $186.6 million, respectively) 819,888 708,041 Dividends payable — 5,233 Lease liabilities 2,874 6,498 Deferred tax liabilities, net 10,728 2,244 Due to participants 52,389 21,532 Accounts payable, accrued expenses and other liabilities 42,962 40,806 Liabilities directly associated with assets held for sale — 6,224 Total liabilities 2,347,249 1,763,630 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) December 31, 2025 December 31, 2024 Exhibit 99.1 3

Shareholders' Equity: Series A Preferred stock (par value $0.00 and $0.02 per share; 0 and 20 authorized, 0 and 20 issued and outstanding, respectively) — 19,738 Series B Preferred stock (par value $0.02 and $0.00 per share; 54 and 0 authorized, 50 and 0 issued and outstanding, respectively) 48,181 — Common stock (par value $0.02 per share; authorized 199,980 shares, 28,658 and 26,291 issued and outstanding, respectively) 573 526 Retained earnings 94,990 57,773 Additional paid-in capital 253,830 218,266 Accumulated other comprehensive loss, net of income taxes (4) (21) Total shareholders' equity 397,570 296,282 Total liabilities and shareholders' equity $ 2,744,819 $ 2,059,912 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (In Thousands, except for Per Share Data) December 31, 2025 December 31, 2024 Interest income Debt securities available-for-sale $ 234 $ 200 $ 314 Loans and fees on loans 42,061 36,376 30,546 Other interest earning assets 2,618 2,518 2,867 Total interest income 44,913 39,094 33,727 Interest expense Deposits 11,813 10,879 8,935 Notes and securitizations 10,254 10,710 12,027 Bank and FHLB borrowings 5,366 2,956 1,473 Total interest expense 27,433 24,545 22,435 Net interest income 17,480 14,549 11,292 Provision for credit losses 8,395 7,712 9,474 Net interest income after provision for credit losses 9,085 6,837 1,818 Noninterest income Dividend income 500 425 391 Net loss on loan servicing assets (4,192) (4,493) (7,282) Servicing income 5,195 6,076 5,165 Net gains on sales of loans 9,505 9,563 28,652 Net loss on residuals in securitizations — (1,450) — Net gain on loans under the fair value option 25,591 29,250 9,381 Technology and IT support income — — 5,388 Electronic payment processing income 10,448 11,053 10,640 Other noninterest income 8,806 9,964 11,739 Total noninterest income 55,853 60,388 64,074 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended December 31, 2025 September 30, 2025 December 31, 2024 (unaudited) (unaudited) (unaudited) Exhibit 99.1 4

Noninterest expense Salaries and employee benefits expense 20,346 19,973 17,486 Technology services expense — — 3,637 Electronic payment processing expense 4,505 4,429 4,901 Professional services expense 3,929 3,793 4,576 Other loan origination and maintenance expense 4,097 6,764 4,379 Depreciation and amortization 119 129 214 Loss on extinguishment of debt — 179 — Other general and administrative costs 7,452 6,892 6,946 Total noninterest expense 40,448 42,159 42,139 Net income before taxes 24,490 25,066 23,753 Income tax expense 4,949 7,165 5,429 Net income 19,541 17,901 18,324 Dividends to preferred shareholders (1,063) (472) (400) Net income available to common shareholders $ 18,478 $ 17,429 $ 17,924 Earnings per Common Share: Basic $ 0.65 $ 0.68 $ 0.70 Diluted $ 0.65 $ 0.67 $ 0.69 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Three Months Ended December 31, 2025 September 30, 2025 December 31, 2024 (unaudited) (unaudited) (unaudited) Interest income Debt securities available-for-sale $ 924 $ 1,482 Loans and fees on loans 146,274 110,892 Other interest earning assets 11,217 9,044 Total interest income 158,415 121,418 Interest expense Deposits 41,894 28,690 Notes and securitizations 42,846 45,454 Bank and FHLB borrowings 13,790 6,969 Total interest expense 98,530 81,113 Net interest income 59,885 40,305 Provision for credit losses 38,729 26,216 Net interest income after provision for credit losses 21,156 14,089 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Year Ended December 31, 2025 December 31, 2024 (unaudited) Exhibit 99.1 5

Noninterest income Dividend income 3,211 1,519 Net loss on loan servicing assets (16,692) (12,665) Servicing income 22,850 20,087 Net gains on sales of loans 47,555 97,183 Net gain on residuals in securitizations 30,015 — Net gain on loans under the fair value option 61,157 5,200 Technology and IT support income — 19,643 Electronic payment processing income 43,849 46,049 Other noninterest income 32,969 40,296 Total noninterest income 224,914 217,312 Noninterest expense Salaries and employee benefits expense 84,770 77,931 Technology services expense — 12,261 Electronic payment processing expense 17,809 19,878 Professional services expense 15,461 15,813 Other loan origination and maintenance expense 18,565 13,770 Depreciation and amortization 668 1,784 Loss on extinguishment of debt 179 — Other general and administrative costs 28,641 21,272 Total noninterest expense 166,093 162,709 Net income before taxes 79,977 68,692 Income tax expense 19,465 17,839 Net income 60,512 50,853 Dividends to preferred shareholders (2,335) (1,600) Net income available to common shareholders $ 58,177 $ 49,253 Earnings per Common Share: Basic $ 2.21 $ 1.97 Diluted $ 2.18 $ 1.96 NEWTEKONE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, except for Per Share Data) Year Ended December 31, 2025 December 31, 2024 (unaudited) Exhibit 99.1 6

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

The information provided below presents a reconciliation of each of our non-GAAP financial measures to the most directly comparable GAAP financial measure. Ratios for three month periods ended have been annualized based on calendar days.

NewtekOne, Inc.	**As of and for the three months ended**		
(dollars and number of shares in thousands)	**December 31, 2025**	**September 30, 2025**	**December 31, 2024**
Return on Average Equity and Average Tangible Common Equity			
Numerator: Net Income (GAAP)	$19,541	$17,901	$18,324
Dividend on preferred equity	(1,063)	(472)	(400)
Numerator: Adjusted net income	18,478	17,429	17,924
Average Total Shareholders' Equity[1]	392,139	339,077	279,853
Return on Average Equity[1]	*18.7%*	*20.4%*	*25.5%*
Deduct: Preferred Stock (GAAP)	48,181	35,802	19,738
Average Common Shareholders' Equity[1]	343,958	303,275	260,115
Return on Average Common Equity	*19.8%*	*21.0%*	*26.1%*
Deduct: Average Goodwill and Intangibles[1]	14,615	14,653	29,603
Denominator: Average Tangible Common Equity[1]	$329,343	$288,622	$230,512
Return on Average Tangible Common Equity[1]	*22.3%*	*24.0%*	*30.9%*
Return on Average Assets			
Numerator: Net Income (GAAP)	$19,541	$17,901	$18,324
Denominator: Average Assets[1]	2,423,378	2,262,678	1,787,859
Return on Average Assets[1]	*3.20%*	*3.14%*	*4.08%*
Pre-Provision Net Revenue (PPNR)			
Net Income before Taxes (GAAP)	$24,490	$25,066	$23,753
Add: Provision for Credit Losses (GAAP)	8,395	7,712	9,474
Pre-Provision Net Revenue[1,2]	*$32,885*	*$32,778*	*$33,227*
Pre-Provision Return on Average Assets (PPROA)			
Pre-Provision Net Revenue[1,2]	$32,885	$32,778	$33,227
Denominator: Average Assets[1]	2,423,378	2,262,678	1,787,859
Pre-Provision Return on Average Assets[1]	*5.39%*	*5.75%*	*7.40%*

7

Exhibit 99.1

NewtekOne, Inc.	As of and for the three months ended		
(dollars and number of shares in thousands)	**December 31, 2025**	**September 30, 2025**	**December 31, 2024**
Efficiency Ratio			
Numerator: Non-Interest Expense (GAAP)	$40,448	$42,159	$42,139
Net Interest Income (GAAP)	17,480	14,549	11,292
Non-Interest Income (GAAP)	55,853	60,388	64,074
Denominator: Total Income	$73,333	$74,937	$75,366
Efficiency Ratio[1]	*55.2%*	*56.3%*	*55.9%*
Tangible Book Value Per Share			
Total Shareholders' Equity (GAAP)	$397,570	$386,707	$296,282
Deduct: Goodwill and Intangibles (GAAP)	14,597	14,633	29,582
Numerator: Total Tangible Book Value[1]	$382,973	$372,074	$266,700
Denominator: Total Number of Shares Outstanding	28,658	28,876	26,291
Tangible Book Value Per Share[1]	*$13.36*	*$12.89*	*$10.14*
Tangible Book Value Per Common Share			
Total Tangible Book Value[1]	$382,973	$372,074	$266,700
Deduct: Preferred Stock (GAAP)	48,181	48,181	19,738
Numerator: Tangible Common Book Value[1]	$334,792	$323,893	$246,962
Denominator: Total Number of Shares Outstanding	28,658	28,876	26,291
Tangible Book Value Per Common Share[1]	*$11.68*	*$11.22*	*$9.39*

8

Exhibit 99.1

NewtekOne, Inc.	As of and for the twelve months ended	
(dollars and number of shares in thousands)	December 31, 2025	December 31, 2024
Return on Average Equity and Average Tangible Common Equity		
Numerator: Net Income (GAAP)	$60,512	$50,853
Dividend on preferred equity	(2,335)	(1,600)
Numerator: Adjusted net income	58,177	49,253
Average Total Shareholders' Equity[1]	351,370	262,830
Return on Average Equity[1]	*16.6%*	*18.7%*
Deduct: Preferred Stock (GAAP)	30,775	19,738
Average Common Shareholders' Equity[1]	320,595	243,092
Return on Average Common Equity	*17.2%*	*19.3%*
Deduct: Average Goodwill and Intangibles[1]	14,773	29,582
Denominator: Average Tangible Common Equity[1]	$305,822	$213,510
Return on Average Tangible Common Equity[1]	*19.0%*	*23.1%*
Return on Average Assets		
Numerator: Net Income (GAAP)	$60,512	$50,853
Denominator: Average Assets[1]	2,177,755	1,588,113
Return on Average Assets[1]	*2.78%*	*3.20%*
Pre-Provision Net Revenue (PPNR)		
Net Income before Taxes (GAAP)	$79,977	$68,692
Add: Provision for Credit Losses (GAAP)	38,729	26,216
Pre-Provision Net Revenue[1,2]	*$118,706*	*$94,908*
Pre-Provision Return on Average Assets (PPROA)		
Pre-Provision Net Revenue[1,2]	$118,706	$94,908
Denominator: Average Assets[1]	2,177,755	1,588,113
Pre-Provision Return on Average Assets[1]	*5.45%*	*5.98%*
Efficiency Ratio		
Numerator: Non-Interest Expense (GAAP)	$166,093	$162,709
Net Interest Income (GAAP)	59,885	40,305
Non-Interest Income (GAAP)	224,914	217,312
Denominator: Total Income	$284,799	$257,617
Efficiency Ratio[1]	*58.3%*	*63.2%*

[1]Non-GAAP financial measure.

[2]PPNR is a non-GAAP metric calculated based on total net revenue less non-interest expense before adjusting for the provision for credit losses for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

9